Exhibit 99.1

GM FINANCIAL REPORTS MARCH QUARTER 2015 OPERATING RESULTS

•	March quarter net income of $150 million

•	Consumer loan and lease originations of $7.1 billion

•	Annualized net credit losses of 1.8% on average consumer finance receivables

•	End of period earning assets of $42.2 billion

FORT WORTH, TEXAS April 23, 2015 – GENERAL MOTORS FINANCIAL COMPANY, INC. (“GM Financial” or the “Company”) announced net income of $150 million for the quarter ended March 31, 2015, compared to $145 million for the quarter ended March 31, 2014.

Consumer loan originations were $4.1 billion for the quarter ended March 31, 2015, compared to $4.0 billion for the quarter ended December 31, 2014, and $3.4 billion for the quarter ended March 31, 2014. The outstanding balance of consumer finance receivables totaled $25.6 billion at March 31, 2015.

Operating lease originations of General Motors Company (“GM”) vehicles were $3.0 billion for the quarter ended March 31, 2015, compared to $2.1 billion for the quarter ended December 31, 2014, and $773 million for the quarter ended March 31, 2014. Leased vehicles, net totaled $8.9 billion at March 31, 2015.

The outstanding balance of commercial finance receivables was $7.6 billion at March 31, 2015 compared to $8.1 billion at December 31, 2014 and $7.1 billion at March 31, 2014.

Consumer finance receivables 31-to-60 days delinquent were 3.4% of the portfolio at March 31, 2015, compared to 3.1% at March 31, 2014. Accounts more than 60 days delinquent were 1.4% of the portfolio at March 31, 2015 and 2014.

Annualized net credit losses were 1.8% of average consumer finance receivables for the quarters ended March 31, 2015 and 2014.

The Company had total available liquidity of $10.9 billion at March 31, 2015, consisting of $2.1 billion of unrestricted cash, $7.2 billion of borrowing capacity on unpledged eligible assets, $0.6 billion of borrowing capacity on unsecured lines of credit and $1.0 billion of borrowing capacity on a Junior Subordinated Revolving Credit Facility from GM.

On January 2, 2015, the Company completed the acquisition of Ally Financial Inc.’s 40% equity interest in SAIC-GMAC Automotive Finance Company Limited (“SAIC-GMAC”). Also on January 2, 2015, the Company sold a 5% equity interest in SAIC-GMAC to Shanghai Automotive Group Finance Company Ltd. As a result of these transactions, the Company owns a 35% equity interest in SAIC-GMAC. Income from our equity investment in SAIC-GMAC is included in our results beginning January 2, 2015.

About GM Financial

General Motors Financial Company, Inc. is the captive finance company for and a wholly-owned subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. For more information, visit www.gmfinancial.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements which are our current views with respect to future events and financial performance. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or from those anticipated. The most significant risks are detailed from time to time in our filings and reports with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2014. Such risks include – but are not limited to – changes in general economic and business conditions; GM’s ability to sell new vehicles that we finance in the markets we serve in North America, Europe, Latin America and China; interest rate and currency fluctuations; our financial condition and liquidity, as well as future cash flows and earnings; competition; the effect, interpretation or application of new or existing laws, regulations, court decisions and accounting pronouncements; the availability of sources of financing; the level of net charge-offs, delinquencies and prepayments on the loans and leases we originate; vehicle return rates and the residual value performance on vehicles we lease; the viability of GM-franchised dealers that are commercial loan customers; the prices at which used cars are sold in the wholesale markets; and changes in business strategy, including expansion of product lines and credit risk appetite, and acquisitions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. We undertake no obligation to, and do not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

General Motors Financial Company, Inc.

Consolidated Statements of Income

(Unaudited, Dollars in Millions)

	Three Months Ended
	March 31,
	2015	2014
Revenue
Finance charge income	$854	$830
Leased vehicle income	431	200
Other income	69	67

	1,354	1,097

Costs and expenses
Operating expenses	306	269
Leased vehicle expenses	327	156
Provision for loan losses	155	135
Interest expense	380	315

	1,168	875
Equity income	28	—

Income before income taxes	214	222
Income tax provision	64	77

Net income	$150	$145

Consolidated Balance Sheets

(Unaudited, Dollars in Millions)

	March 31, 2015	December 31, 2014
Assets
Cash and cash equivalents	$2,121	$2,974
Finance receivables, net	32,470	33,000
Leased vehicles, net	8,939	7,060
Restricted cash	1,849	2,071
Goodwill	1,243	1,244
Equity in net assets of non-consolidated affiliates	929	—
Property and equipment, net	176	172
Deferred income taxes	283	341
Related party receivables	437	384
Other assets	899	478

Total assets	$49,346	$47,724

Liabilities and Shareholder’s Equity
Liabilities
Secured debt	$24,693	$25,214
Unsecured debt	14,432	12,217
Accounts payable and accrued expenses	970	1,002
Deferred income	546	392
Deferred income taxes	48	20
Taxes payable	205	234
Related party taxes payable	636	636
Related party payables	450	433
Other liabilities	163	184

Total liabilities	42,143	40,332

Shareholder’s equity	7,203	7,392

Total liabilities and shareholder’s equity	$49,346	$47,724

Operational and Financial Data

(Unaudited, Dollars in Millions)

	Three Months Ended March, 31
	2015			2014
	North America	International	Total	North America	International	Total
Consumer finance receivables originations	$2,273	$1,805	$4,078	$1,364	$2,048	$3,412
GM lease originations	$3,007	$17	$3,024	$773	$—	$773
GM new vehicle loans and leases as a percent of total loan and lease originations	73.8%	85.6%	76.8%	52.7%	88.0%	70.0%

	Three Months Ended March 31,
	2015			2014
	North America	International	Total	North America	International	Total
Average consumer finance receivables	$13,860	$11,847	$25,707	$11,532	$11,950	$23,482
Average commercial finance receivables	3,140	4,497	7,637	2,038	4,674	6,712

Average finance receivables	17,000	16,344	33,344	13,570	16,624	30,194
Average leased vehicles, net	7,825	36	7,861	3,530	2	3,532

Average earning assets	$24,825	$16,380	$41,205	$17,100	$16,626	$33,726

	March 31, 2015			March 31, 2014
	North America	International	Total	North America	International	Total
Consumer finance receivables(a)	$14,333	$11,299	$25,632	$11,646	$12,476	$24,122
Commercial finance receivables	3,260	4,347	7,607	2,190	4,918	7,108
Leased vehicles	8,898	41	8,939	3,724	2	3,726

Ending earning assets	$26,491	$15,687	$42,178	$17,560	$17,396	$34,956

(a)	Calculated using pre-acquisition consumer finance receivables – outstanding balance.

	March 31, 2015			December 31, 2014
	North America	International	Total	North America	International	Total
Consumer
Consumer finance receivables, net of fees(a) (b)	$14,294	$11,297	$25,591	$13,361	$12,262	$25,623
Less: allowance for loan losses	(605)	(87)	(692)	(577)	(78)	(655)

Total consumer finance receivables, net	13,689	11,210	24,899	12,784	12,184	24,968

Commercial
Commercial finance receivables, net of fees	3,260	4,347	7,607	3,180	4,892	8,072
Less: allowance for loan losses	(20)	(16)	(36)	(21)	(19)	(40)

Total commercial finance receivables, net	3,240	4,331	7,571	3,159	4,873	8,032

Total finance receivables, net	$16,929	$15,541	$32,470	$15,943	$17,057	$33,000

(a)	Amounts for International include $1.0 billion of direct-financing leases at March 31, 2015 and December 31, 2014.
(b)	Calculated using pre-acquisition consumer finance receivables – carrying value.

	March 31, 2015			December 31, 2014
	North America	International	Total	North America	International	Total
Allowance for loan losses as a percentage of consumer finance receivables, net of fees	4.2%	0.8%	2.7%	4.4%	0.6%	2.6%

Allowance for loan losses as a percentage of commercial finance receivables, net of fees	0.6%	0.4%	0.5%	0.7%	0.4%	0.5%

	March 31, 2015			March 31, 2014
	North America	International	Total	North America	International	Total
Loan delinquency as a percent of ending consumer finance receivables:
31 - 60 days	5.4%	1.0%	3.4%	5.0%	1.1%	3.1%
Greater than 60 days	1.8%	0.9%	1.4%	1.8%	1.0%	1.4%

Total	7.2%	1.9%	4.8%	6.8%	2.1%	4.5%

	Three Months Ended March 31,
	2015			2014
	North America	International	Total	North America	International	Total
Charge-offs	$200	$34	$234	$192	$32	$224
Adjustments to reflect write-offs of the contractual amounts on the pre-acquisition portfolio	7	1	8	24	3	27

Total credit losses	$207	$35	$242	$216	$35	$251

The following table presents credit loss data with respect to our consumer finance receivables portfolio (dollars in millions):

	Three Months Ended March 31,
	2015			2014
	North America	International(a)	Total	North America	International(a)	Total
Credit losses	$207	$35	$242	$216	$35	$251
Less: recoveries	(119)	(12)	(131)	(128)	(17)	(145)

Net credit losses	$88	$23	$111	$88	$18	$106

Net annualized credit losses as a percent of average consumer finance receivables:	2.6%	0.8%	1.8%	3.1%	0.6%	1.8%
Recoveries as a percentage of gross repossession credit losses:	57.7%			59.1%

(a)	Credit losses for the International Segment represent the write-down of defaulted receivables to net realizable value.

	Three Months Ended March 31,
	2015			2014
	North America	International	Total	North America	International	Total
Annualized operating expenses as a percent of average earning assets(a)	2.6%	3.6%	3.0%	2.8%	3.7%	3.2%

(a)	Excluding leased vehicle expenses.

Investor Relations contact:

Stephen Jones

(817) 302-7119